UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13950 Stowe Drive
Poway, California 92064

(Address of Principal Executive Offices) (Zip Code)

(858) 726-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On March 1, 2005, our board of directors revised the compensation to be paid to members of our board of directors for their services to the company.  As revised, directors will receive an annual retainer of $10,000 for serving on the board of directors, an annual retainer of $17,000 for attending meetings of the board of directors, an annual retainer of $6,000 for serving on the audit committee (with an additional $10,000 retainer to be paid to the chairman) and an annual retainer of $4,000 for serving on the compensation or corporate governance committee.  The annual retainer payments will be made quarterly and will be retroactive to January 1, 2005.

Non-employee directors who join the board of directors will continue to receive automatic grants of options to purchase 10,000 shares of our common stock pursuant to our 2004 Non-Employee Directors’ Stock Option Program and will continue to receive annual grants of 5,000 shares of our common stock.  Directors will also continue to be eligible to participate in our 2004 Stock Incentive Plan.  We will continue to reimburse our directors for reasonable out-of-pocket expenses incurred in connection with their attending meetings of the board of directors and its committees.

The foregoing description is qualified by the Summary of Directors’ Compensation, as revised, attached hereto as Exhibit 10.1.

Item 9.01       Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
10.1	Summary of Directors’ Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

March 7, 2005	By:	/s/ Todd P. Clyde
Todd P. Clyde
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Directors’ Compensation.